EXHIBIT 5





                                                              JEFFREY C. HOWLAND
                                                     Direct Dial: (910) 721-3516
                                                      Direct Fax: (910) 733-8371
                                                      E-Mail: J_HOWLAND@WCSR.COM


August 15, 1996




Affinity Technology Group, Inc.
1333 Main Street, Suite 101
Columbia, South Carolina 29201-3201

Re: Registration Statement on Form S-8 with respect to the 1995 Stock Option Plan of Affinity Financial Group, Inc., 1996 Stock Option Plan of Affinity Technology Group, Inc., and Non-Employee Directors' Stock Option Plan of Affinity Technology Group, Inc.

Ladies and Gentlemen:

                 We are acting as counsel for Affinity Technology Group, Inc. (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of 4,173,000 shares of its common stock, $.0001 par value (the "Shares"), which are proposed to be offered and sold pursuant to the 1995 Stock Option Plan of Affinity Financial Group, Inc., the 1996 Stock Option Plan of Affinity Technology Group, Inc., and the Non-Employee Directors' Stock Option Plan of Affinity Technology Group, Inc. (individually, a "Plan" and collectively, the "Plans"), and pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Shares.

                 In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

                 Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, upon issuance pursuant to the terms of the respective Plan, will be validly issued, fully paid and nonassessable.





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Affinity Technology Group, Inc.
August 15, 1996
Page 2



                 We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                        Sincerely,

                                        WOMBLE CARLYLE SANDRIDGE & RICE,
                                        A Professional Limited Liability Company



                                        By: Jeffrey C. Howland
                                            Jeffrey C. Howland

JCH/dal